Exhibit 99.1


                                         Investor Contact: Peg Lupton
                                                           (203) 743-8234

                                         Media Contact:    Kelly Maicon
                                                           (203) 743-8575


           ETHAN ALLEN PRESENTING AT PIPER JAFFRAY CONSUMER CONFERENCE
                      UP-DATES COMMENTS ON CURRENT OUTLOOK


Danbury, CT. June 9, 2003. Ethan Allen Interiors Inc. (NYSE: ETH) will be making a presentation on June 11, 2003 at the Piper Jaffray Consumer Conference.


Commenting  on the  current  business  climate  and  outlook,  Farooq  Kathwari,

Chairman and CEO, commented, "As we've previously indicated, business conditions for the last few months have been  challenging.  Over the past few weeks we have seen improved consumer  confidence and improved traffic in our stores. More time is needed to determine whether or not this will be a continuing trend.  While it is still early to predict our results for the quarter,  it currently  looks like the analysts' consensus of about $0.55 should be achievable."


Mr. Kathwari further  commented,  "Our business  strategy  continues to focus on providing solutions to consumers by offering great style, quality and value with the convenience of one-stop  shopping and  complementary  design service to make the  decorating  process  fun and easy,  and to locate our  national  network of stores in the right places,  projecting a stylish attitude. In Atlanta, Georgia,

later this month we will be  celebrating  the grand  opening of our first  store with  our new  exterior  facade  and new  interior  projections,  and we will be introducing our exciting NEW COUNTRY BY ETHAN ALLEN collection to our retailers.

This new  collection  will be introduced to consumers this Fall. In July we will be launching our new Ethan Allen Kids program to consumers with strong marketing support.  Appealing  to both  kids and their  parents,  this  program  offers an important growth opportunity for our company."


The  presentation  and replay can be accessed  at our  http://www.ethanallen.com

website       under      the       "about      us"      tab      or      through

http://www.gotoanalysts.com/ccwebcasts.


From product design through  helping  consumers  place product to decorate their homes, Ethan Allen is a vertically  integrated,  specialty lifestyle retailer of quality home furnishings,  including wood furniture, upholstery, and accessories for "one-stop"  shopping  convenience.  The company's core competencies  include design, sourcing,  logistics,  marketing, and execution.  Ethan Allen product is sold  exclusively  through an  international  network of over 300 "Ethan  Allen"

stores, of which 120 are company owned. The company owns 14 manufacturing plants in the US and  supplements  domestic  capacity  with global  sourcing.  For more

information    about    Ethan    Allen,    please    visit   our    website   at

http://www.ethanallen.com.



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